--------------------------------------------------------------------------------
                       CHASE MANHATTAN AUTO GRANTOR TRUST
                                  SERIES 1996-B
                         STATEMENT TO CERTIFICATEHOLDERS
--------------------------------------------------------------------------------

        PERIOD 32                                                   PAGE # 1
DETERMINATION: 10-May-99                                       Beginning 4/1/99
 DISTRIBUTION: 17-May-99                                          Ending 4/30/99
         TIME: 6/8/99 15:34

                     CLASS A 6.61% ASSET BACKED CERTIFICATES
                     CLASS B 6.76% ASSET BACKED CERTIFICATES

                       ORIG PRINCIPAL       BEG PRINCIPAL       PRINCIPAL         INTEREST           TOTAL          END PRINCIPAL
       CLASS               BALANCE             BALANCE         DISTRIBUTION     DISTRIBUTION      DISTRIBUTION         BALANCE
----------------------------------------------------------------------------------------------------------------------------------
         A            $1,478,422,107.71    $388,425,347.01    $26,152,015.92    $2,139,576.29    $28,291,592.21    $362,273,331.09
         B               $45,725,000.00     $12,013,313.98       $808,835.93       $67,675.00       $876,510.93     $11,204,478.05


----------------------------------------------------------------------------------------------------------------------------------
CERTIFICATE TOTALS    $1,524,147,107.71    $400,438,660.99    $26,960,851.85    $2,207,251.29    $29,168,103.14    $373,477,809.14
----------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                          FACTOR INFORMATION PER $1,000

                          PRINCIPAL           INTEREST         END PRINCIPAL
       CLASS             DISTRIBUTION       DISTRIBUTION          BALANCE
----------------------------------------------------------------------------
         A                17.68914019        1.44720258         245.04052611
----------------------------------------------------------------------------
         B                17.68914008        1.48004374         245.04052597
----------------------------------------------------------------------------

----------------------------------------------------------------------------
Certificate Totals        17.68914018        1.44818783         245.04052611
----------------------------------------------------------------------------

                     IF THERE ARE ANY QUESTIONS OR COMMENTS,
                  PLEASE CONTACT THE ADMINISTRATOR LISTED BELOW

--------------------------------------------------------------------------------

                         KIM COSTA
                         THE CHASE MANHATTAN BANK - ASPG
                         450 WEST 33RD STREET, 15TH FLOOR
                         NEW YORK, NEW YORK 10001
                         (212) 946-3247


(Copyright) COPYRIGHT 1998, CHASE MANHATTAN BANK
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                       CHASE MANHATTAN AUTO GRANTOR TRUST
                                  SERIES 1996-B
                         STATEMENT TO CERTIFICATEHOLDERS
--------------------------------------------------------------------------------

        PERIOD 32                                                   PAGE
DETERMINATION: 10-May-99                                       Beginning
 DISTRIBUTION: 17-May-99                                          Ending
         TIME: 6/8/99 15:34

                                                                                                              per $1000
                                                                                                              ---------
Section 5.8 (iii)   Servicing Fee                                                            $333,698.88      .21894139

------------------------------------------------------------------------------------------------------------------------------------
Class                 Principal       Interest         Total       Prin (per $1000/orig) Int (per $1000/orig) Total (per $1000/orig)
------------------------------------------------------------------------------------------------------------------------------------
  A                 $26,152,015.92  $2,139,576.29  $28,291,592.21       17.68914019           1.44720258            19.13634277
  B                    $808,835.93     $67,675.00     $876,510.93       17.68914008           1.48004374            19.16918382


------------------------------------------------------------------------------------------------------------------------------------
Total               $26,960,851.85  $2,207,251.29  $29,168,103.14       17.68914018           1.44818783            19.13732801
------------------------------------------------------------------------------------------------------------------------------------

Section 5.8 (v)     Pool Balance at the end of the Collection Period                     $373,477,809.14

Section 5.8 (vi)    Aggregate Net Losses for Collection Period                               $293,704.59

Section 5.8 (vii)   Carryover Shortfall for Collection Period
                                                  Class A Interest                                     -
                                                  Class B Interest                                     -
                                                  Class A Principal                                    -
                                                  Class B Principal                                    -
                                                    TOTAL                                              -

Section 5.8 (viii)  Reserve Account Balance after Disbursement                            $12,138,028.80

Section 5.8 (ix)    Specified Reserve Account Balance                                     $12,138,028.80

Section 5.8 (x)     Repurchase Amounts for Repurchased Receivables
                                                  Seller                                           $0.00
                                                  Servicer                                   $292,201.77
                                                    TOTAL                                    $292,201.77

Section 5.8 (xi)    Advance Summary for Collection Period
                                  Unreimbursed Advances for Period                        $ 4,196,601.21
                                  Unreimbursed Advances for Previous Period               $ 4,249,881.16
                                  Change from Previous Period                               $ (53,279.95)

                                 Reimbursed Advance from Collections                         $479,130.39
                                 Reimbursed Advance from Liquidation Proceeds                 $17,611.82
                                 Reimbursed Advance from Reserve Account Withdrawals                 $ -


(Copyright) COPYRIGHT 1998, CHASE MANHATTAN BANK
--------------------------------------------------------------------------------